SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 4, 2008

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4620 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 652-0582

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 4, 2008, Oil States International, Inc. (the “Company”) issued a press release announcing that the Company had completed the purchase of substantially all of the equity of Christina Lake Enterprises Ltd (“Christina Lake”), the owners of a high-end lodge in the Conklin area of Alberta, Canada. The transaction consideration totaled CDN$6.5 million in cash. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
On February 15, 2008, Oil States International, Inc. (the “Company”) issued a press release announcing that the Company had completed the purchase of a waterfront facility on the Houston ship channel. The transaction consideration totaled $22.5 million in cash. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Document

99.1	Press Release dated February 4, 2008

99.2	Press Release dated February 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2008

OIL STATES INTERNATIONAL, INC.

By:	/s/ Bradley J. Dodson
Name:	Bradley J. Dodson
Title:	Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated February 4, 2008

99.2	Press Release dated February 15, 2008